EXHIBIT (G)

                                ADDITION OF THE
                          JEFFERSON REGIONAL BANK FUND
                              JEFFERSON REIT FUND
                                     TO THE
                              CUSTODIAN AGREEMENT
                                    Between
                         THE JEFFERSON FUND GROUP TRUST
                                      and
                          FIRSTAR BANK MILWAUKEE, N.A.
                      which is Dated as of March 16, 1995

  WHEREAS, the above parties have entered into a Custodian Agreement (the "Agreement") whereby Firstar Bank Milwaukee, N.A. ("Firstar") has agreed to provide custody services to The Jefferson Fund Group Trust (the "Trust"); and

  WHEREAS, the parties would like to add the Jefferson Regional Bank Fund and the Jefferson REIT Fund (collectively, the "Funds") to the Agreement;

  NOW THEREFORE, the Trust and Firstar agree to add the Funds to the Agreement and compensation for the Funds will be determined as described in the Agreement.

  Dated this    day of October, 1998

THE JEFFERSON FUND GROUP TRUST          FIRSTAR BANK MILWAUKEE, N.A.

BY: -----------------------------       BY:----------------------------


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